UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

Mayville Engineering Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	001-38894	39-0944729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

715 South Street, Mayville, Wisconsin 53050

(Address of principal executive offices, including zip code)

(920) 387-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2022 Mayville Engineering Company, Inc. (the “Company”) announced that Robert D. Kamphuis, the Company’s Chairman, President and Chief Executive Officer, will retire (including as a director of the Company) as of September 30, 2022 (the “Retirement Date”).  The Company will be retaining the services of a nationally recognized executive search firm to conduct a nationwide search for a new Chief Executive Officer.  A copy the press release announcing this retirement plan is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with his retirement announcement, the Company and Mr. Kamphuis entered into a Retirement Transition Agreement (the “Retirement Agreement”) and an Agreement on Confidentiality, Assignment of Intellectual Property, Non-Competition and Non-Solicitation (the “Confidentiality Agreement”).  The Retirement Agreement provides for Mr. Kamphuis’s continued employment until the Retirement Date and that the Board of Directors of the Company may accelerate the Retirement Date in its discretion, provided that, even if the Retirement Date is accelerated, the Company will continue to honor the terms and conditions of the Retirement Agreement.  The Retirement Agreement also provides that Mr. Kamphuis will continue to receive his current base salary through September 30, 2022 and will be eligible to receive a pro-rated bonus for 2022 based on actual performance; his then-unvested equity-based awards will be forfeited as of the Retirement Date; his then-vested stock options will remain outstanding and will expire on the 10th anniversary of the grant date of such options to the extent not exercised prior to such 10th anniversary, subject to the terms and conditions of the applicable award agreement; and the Company will repurchase Mr. Kamphuis’s residence for his original purchase price upon request at any time prior to March 15, 2023.  Under the Confidentiality Agreement, Mr. Kamphuis will be subject to customary confidentiality, non-competition and non-solicitation obligations and will agree to customary provisions regarding assignment of intellectual property.

The foregoing description of the Retirement Agreement and the Confidentiality Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of these agreements, which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits. The exhibit listed in the exhibit index below is being filed herewith.

EXHIBIT INDEX

Exhibit Number

10.1	Retirement Transition Agreement, dated as of March 31, 2022, by and between Mayville Engineering Company, Inc. and Robert D. Kamphuis.

10.2

Agreement on Confidentiality, Assignment of Intellectual Property, Non-Competition and Non-Solicitation, dated as of March 31, 2022, by and between Mayville Engineering Company, Inc. and Robert D. Kamphuis.

99	Press Release of Mayville Engineering Company, Inc., dated March 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYVILLE ENGINEERING COMPANY, INC.

Date: March 31, 2022	By:	/s/ Todd M. Butz
Todd M. Butz
Chief Financial Officer